UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2016

SOUTHWEST AIRLINES CO.

(Exact name of registrant as specified in its charter)

Texas	1-7259	74-1563240
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	P.O. Box 36611, Dallas, Texas	75235-1611
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 792-4000

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

Southwest Airlines Co. (the “Company”) today held and webcast its 2016 Investor Day. A replay of the audio webcast of the Company’s remarks will be available on the Company’s website at http://investors.southwest.com, in the Events & Presentations section under Past Events and Related Presentations. The slides used in conjunction with the Company’s 2016 Investor Day presentations are furnished herewith as Exhibit 99.1 and are incorporated by reference into this Item 7.01.

In addition, the Company is providing tables showing its restructured aircraft delivery schedule, as discussed during today’s presentations. The tables are furnished herewith as Exhibit 99.2 and are incorporated by reference into this Item 7.01.

In conjunction with today’s presentations, the Company is also providing the fair market value of its fuel derivative contracts. As of June 20, 2016, the net liability for the remainder of 2016 was approximately $533 million, and the net liability for the hedge portfolio in 2017 and 2018, combined, was approximately $439 million.

The information furnished in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

99.1	Southwest Airlines 2016 Investor Day Slide Presentations.

99.2	Restructured delivery schedule.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 23, 2016	By:	/s/ Tammy Romo
Executive Vice President & Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Southwest Airlines 2016 Investor Day Slide Presentations.

99.2	Restructured delivery schedule.